Exhibit 8(f)(1)

                         Scudder Investor Services, Inc.
                             Two International Place
                           Boston, Massachusetts 02110

                   PARTICIPATING CONTRACT AND POLICY AGREEMENT
                   -------------------------------------------

Ladies and Gentlemen:
         We (sometimes hereinafter referred to as "Investor Services") are the Principal Underwriter of shares of Scudder Variable Life Investment Fund (the "Fund"), a no-load, open-end, diversified registered management investment company established in 1985 as a Massachusetts business trust. The Fund is a series fund consisting of the Balanced Portfolio, Bond Portfolio, Capital Growth Portfolio, Global Discovery Portfolio, International Portfolio, Money Market
Portfolio, and Growth and Income Portfolio (individually or collectively hereinafter referred to as the "Portfolio" or the "Portfolios"). In addition, each Portfolio, except the Money Market Portfolio, is divided into two classes of shares of beneficial interest ("Shares"). Additional Portfolios and classes may be created from time to time. The Fund is the funding vehicle for variable annuity contracts and variable life insurance policies ("Participating Contracts and Policies") to be offered to the separate accounts (the "Accounts") of certain life insurance companies ("Participating Insurance Companies"). Owners of Participating Contracts and Policies will designate a portion of their premium to be invested in insurance company separate accounts or sub-accounts which invest in, or represent an investment in, directly or indirectly, Shares the Portfolios of the Fund. You are a registered broker-dealer which intends to offer and sell Participating Contracts and Policies. In connection with such offer and sale you will be obligated to deliver the prospectuses of such Participating Contracts and Policies and, contemporaneously therewith, the prospectus of the Fund. Sales of Shares to Participating Insurance Companies or their affiliates or the separate accounts of either shall be effected solely by us as principal underwriter of the Fund, and not by you; provided, however, that you shall be our agent in connection with the receipt of purchase orders for Fund Shares and not in connection with their offer and sale. The relationship between us shall be further governed by the following terms and conditions:

          1. To the extent, if any, that your activities or the activities of the Participating Insurance Companies in connection with the sale of Participating Contracts and Policies may constitute the sale

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               of Shares,  you and we agree that (i) we are the sole  "principal underwriter" of the Fund and the sole "underwriter" of the Shares as those terms are defined in the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "1933 Act"),
               respectively,   and  (ii)  neither  you  nor  the   Participating
               Insurance Companies or the Accounts shall be deemed to be "principal underwriters" of the Fund or "underwriters" of the Fund within the meaning of the 1940 Act and the 1933 Act, respectively.

          2.   You hereby represent and warrant to us as follows:

               (a) You are a corporation duly organized and validly existing in good standing under the laws of the [STATE OF INCORPORATION] and have full power and authority to enter into this Agreement.

               (b) This Agreement has been duly authorized, executed and delivered by you and is a valid and binding obligation enforceable against you in accordance with its terms.

               (c) Your compliance with the provisions of this Agreement will not conflict with or result in a violation of the provisions of your charter or by-laws, or any statute or any judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction.

          3.   We hereby represent and warrant to you as follows:

               (a) A registration statement (File No. 2-96461) on Form N-1A with respect to the Shares (x) has been prepared by the Fund in conformity with the requirements of the 1940 Act and the 1933 Act and all applicable published instructions, rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"), (y) has been filed with the Commission, and (z) is currently effective. The registration statement, including financial statements and exhibits, and the final prospectus, including the statement of additional information, as subsequently amended and supplemented, are herein respectively referred to as the "Registration Statement" and the "Prospectus".

               (b) The Registration Statement and the Prospectus and any amendment or supplement thereto will contain all statements required to be stated therein and will comply in all material respects with the requirements of the 1940 Act, the 1933 Act and the Rules and Regulations, and the Registration Statement and any post-effective amendment thereto will not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus and any amendment or supplement thereto will not contain or incorporate by reference any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light


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                    of  the  circumstances  under  which  they  were  made,  not misleading.

               (c) We are a corporation duly organized and validly existing in good standing under the laws of The Commonwealth of Massachusetts and have full power and authority to enter into this Agreement.

               (d) This Agreement has been duly authorized, executed and delivered by us and is a valid and binding obligation enforceable against us in accordance with its terms.

               (e) Our compliance with all of the provisions of this Agreement will not conflict with or result in a violation of the provisions of our charter or by-laws, or any statute or any judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over us.

          4.   You hereby covenant and agree with us as follows:

          (a) You shall be an independent contractor and neither you nor any of your directors, partners, officers or employees as such, is or shall be an employee of us or of the Fund. You are responsible for your own conduct and the employment, control and conduct of your agents and employees and for injury to such agents or employees or to others through your agents or employees.

          (b) You or one or more Participating Insurance Companies will be responsible for insuring compliance with all applicable laws and regulations of any regulatory body having jurisdiction over you or Participating Contracts and Policies.

          (c) No person is authorized to make any representations concerning Shares except those contained in the Prospectus relating thereto and in such printed information as issued by us for use as information supplemental to the prospectus. In offering Participating Contracts and Policies you shall, with respect to the Fund and the Shares, rely solely on the representations contained in the Prospectus and in the above-mentioned supplemental information.

          (d) You are not entitled to any compensation whatsoever from us or the Fund with respect to offers of Participating Contracts and Policies.

          (e) With respect to payments to be made to us pursuant to a Rule 12b-1 Plan for the Fund, you will not seek reimbursement for administrative and recordkeeping services under the Fund's Rule 12b-1 Plan that have been or will be paid for by any fees or charges imposed on owners of Participating Contracts and Policies by a Participating Insurance Company for such services. This limitation does not, however, apply to profits that you earn from fees and charges under Participating Contracts and Policies for your nondistribution-related costs and expenses, such as mortality and expense risk charges under Participating Contracts and Policies, which profits may be available for your use to pay distribution and other expense incurred by you. Further, this


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

               provision does not restrict you from receiving sales charges on purchases and redemptions, consistent with applicable law, made under or redemption proceeds from a Participating Contract or Policy at the same time that you are seeking reimbursement for expenses under the Fund's Rule 12b-1 Plan.

          5.   We hereby covenant and agree with you as follows:

               (a) If, at any time when a Prospectus relating to the Shares is required to be delivered under the 1940 Act, the 1933 Act or the Rules and Regulations, we become aware of the occurrence of any event as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if we become aware that it has become necessary at any time to amend or supplement the Prospectus to comply with the 1940 Act, the 1933 Act or the Rules and Regulations, we will promptly notify you and promptly request the Fund to prepare and to file with the Commission an amendment to the Registration Statement or supplement to the Prospectus which will correct such statement or omission or an amendment or supplement which will effect such compliance, and deliver to you copies of any such amendment or supplement.

               (b) We will cooperate with you in taking such action as may be necessary to qualify the Shares for offering and sale under the securities or Blue Sky laws of any state or jurisdiction as you may request and will continue such qualification in effect so long as is required by applicable law in connection with the distribution of Shares.

               (c) We shall reimburse you, subject to the minimum amounts set forth in the attached schedule, for those distribution and shareholder servicing-related expenses that are permitted to be paid for by the Fund under the Fund's Rule 12b-1 Plan and for which (i) you submit documentation, as may be requested by us or by the Fund's Board of Trustees, and (ii) we receive payment for such expenses from the Fund under the Fund's Rule 12b-1 Plan. We shall remit to you as promptly as reasonably practicable all payments received by us from the Fund for remittance to you pursuant to the Fund's Rule 12b-1 Plan.

          6. We reserve the right in our discretion, with 30 days' written notice, to suspend sales or withdraw the offering of Shares entirely, as to any person or generally, except that sales of Shares may be suspended or the offering of Shares withdrawn without notice (i) if the continued offering or sale of Shares would violate any applicable statute or regulation, order or decree of any court, governmental agency or self-regulatory organization having jurisdiction, or (ii) if in the sole discretion of the Trustees of the Fund, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund or of its investment adviser, such action is determined to be necessary in the best interests of the Shareholders of any Portfolio. We reserve the right to amend this Agreement at any time, and you agree that the sale of Participating Contracts and Policies, after notice of any such amendment has been sent to you, including a written notice from


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               Investor  Services  stating  that the  amendment  is necessary to prevent the continued offering or sale of Shares from violating any applicable statute or regulation, order or decree of any court, governmental agency or self-regulatory organization having
               jurisdiction,   shall  constitute  your  agreement  to  any  such
               amendment.

          7. If we elect to provide to you for the purpose of your offering Participating Contracts and Policies copies of any Prospectus relating to the Shares and printed information supplemental thereto, we shall furnish you with such copies as you reasonably request upon the payment of reasonable charges therefor by you or one or more Participating Insurance Companies. If we elect not to provide such copies of such documents, you or one or more Participating Insurance Companies shall bear the entire cost of printing copies for your use. You shall not use such copies of such documents printed by you or one or more Participating Insurance Companies until you shall have furnished us with a copy thereof and we either have given you written approval for use or twenty days shall have elapsed following our receipt thereof and we have not objected thereto in writing.

         8.    (a)  You will indemnify and hold harmless  Investor  Services and each of its directors and officers and each person, if any, who controls Investor Services within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person's acquiring any Shares, which may be based upon the 1933 Act or any other statute or common law, and which (i) may be based upon any wrongful act by you, any of your employees or representatives, any affiliate of or any person acting on behalf of you, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to us or the Fund by you, or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by you, or any amendments or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to you or a Participating Insurance Company by or on behalf of Investor Services or the Fund; provided, however, that in no case (i) is the indemnity by you in favor of any person indemnified to be deemed to protect Investor Services or any such person against any liability to which Investor Services or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under this Agreement, or (ii) are you to be liable under your indemnity agreement contained in this paragraph with respect to any


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

                    claim made against Investor Services or any person indemnified unless Investor Services or such person, as the case may be, shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon Investor Services or upon such person (or after Investor Services or such person shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to Investor Services or any person against whom such action is brought otherwise than on account of your indemnity agreement contained in this paragraph. You shall be entitled to participate, at your own expense, in the defense, or, if you so elect, to assume the defense of any suit brought to enforce any such liability, but, if you elect to assume the defense, such defense shall be conducted by counsel chosen by you and satisfactory to Investor Services, or to its officers or directors, or to any controlling person or persons, defendant or defendants in the suit. In the event that you assume the defense of any such suit and retain such counsel, Investor Services or such officers or directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case you do not elect to assume the defense or any such suit, you shall reimburse Investor Services and such officers, directors or controlling person or persons, defendant of defendants in such suit, for the reasonable fees and expenses of any counsel retained by them. You agree promptly to notify Investor Services of the commencement of any litigation or proceedings against it in connection with the offer, issue and sale of any shares.

               (b) Investor Services will indemnify and hold harmless you and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person's acquiring any Shares, which may be based upon the 1933 Act or any other statute or common law, and which (i) may be based upon any wrongful act by Investor Services, any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to Investor Services or the Fund by you or (iii) may be based on any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering insurance products sold by you, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to you by or on behalf of Investor Services or the Fund;


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                    provided,  however,  that in no case (i) is the indemnity by
                    Investor Services in favor of any person indemnified to be deemed to protect you or any such person against any liability to which you or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your or his duties by reason of your or his reckless disregard of your or his obligations and duties under this Agreement, or (ii) is Investor Services to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against you or any person indemnified unless you or such person, as the case may be, shall have notified Investor Services in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon you or upon such person (or after you or such person shall have received notice of such service on any designated agent), but failure to notify Investor Services of any such claim shall not relieve Investor Services from any liability to which Investor Services may have to you or any person against whom such action is brought otherwise than on
                    account  of  its  indemnity   agreement  contained  in  this
                    paragraph.   Investor   Services   shall  be   entitled   to
                    participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by Investor Services and satisfactory to you, or to your officers or directors, or to any controlling person or persons, defendant or defendants in the suit. In the event that Investor Services assumes the defense of any such suit and retains such counsel, you or such officers or directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by you, but, in case Investor Services does not elect to assume the defense of any such suit, Investor Services shall reimburse you and such officers, directors or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by you. Investor Services agrees promptly to notify you of the commencement of any litigation or proceedings against it in connection with the offer, issue and sale of any Shares.

          9. The indemnities, representations, warranties, covenants and agreements of each party to this Agreement as set forth in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of either of such parties or any of their respective officers, directors, partners or any controlling person, and will survive delivery of and payment for the Shares.

          10. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

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          11.  This Agreement constitutes the entire agreement among the parties concerning the subject matter hereof, and supersedes any and all prior understandings.

          12. This Agreement shall automatically terminate in the event of its assignment. This Agreement may be terminated at any time by either party by 30 days' written notice given to the other party, except that the Agreement may be terminated by Investor Services without notice (i) if the continued offering or sale of Shares would violate any applicable statute or regulation, order or decree of any court, governmental agency or self-regulatory organization having jurisdiction, or (ii) if in the sole discretion of the Trustees of the Fund, including a majority of those Trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund or of its investment adviser, such action is determined to be necessary in the best interests of the Shareholders of any Portfolio. The obligation of each party to indemnify the other party pursuant to paragraph 8 hereof shall apply with respect to any Shares sold before or after such termination. To the extent we receive payments under any provision of this Agreement pursuant to a Rule 12b-1 Plan for the Fund, both you and we understand and agree that this Agreement will be subject to the applicable approval, reporting and termination requirements as set forth in Rule 12b-1.

          13. Any notice hereunder shall be duly given if mailed or telegraphed to the other party hereto at the address specified below. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

          14. This Agreement may be executed in any number of counterparts which, taken together shall constitute one and the same instrument. This Agreement shall become effective upon receipt by us of your acceptance hereof.

          15. This Agreement may not be modified or amended except by a written instrument duly executed by the parties hereto.


                                                 SCUDDER INVESTOR SERVICES, INC.



                                                By:
                                                   ____________________________
                                                   David S. Lee
                                                   President

                                                Two International Place
                                                Boston, Massachusetts  02110


                                                The undersigned  hereby  accepts
                                                the offer set forth in the above
                                                letter.

                                                [REGISTERED BROKER-DEALER]

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Dated:_______                                       By:________________________
                                                      Authorized Representative


                                                    Address:



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